Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35860 on Form S-8 of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of the Crane Co. Union Savings and Investment Plan appearing in this Annual Report on Form 11-K of the Crane Co. Union Savings and Investment Plan for the year ended December 31, 2008.

/s/    Deloitte & Touche LLP

Stamford, Connecticut

June 29, 2009